UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street Dublin 1, IrelandD01 K0Y8
(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 4.000% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.500% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.450% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation’s and Aon Global Holdings plc’s 2.050% Senior Notes due 2031	AON/31	New York Stock Exchange
Guarantees of Aon Corporation’s and Aon Global Holdings plc’s 2.900% Senior Notes due 2051	AON/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2021, Aon plc (“Parent”), Aon Corporation (“Aon US”), Aon UK Limited (“AUKL”), Aon Global Holdings plc (“AGH”) and Aon Global Limited (“AGL”) entered into a Credit Agreement (the “Revolving Credit Agreement”) with Citibank, N.A. (“Citibank”), as administrative agent, the lenders party thereto (collectively, the “Revolving Lenders”), HSBC Bank USA, National Association, and Morgan Stanley Senior Funding, Inc., as syndication agents, and Citibank, HSBC Securities (USA) Inc., and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, pursuant to which, subject to the conditions set forth in the Revolving Credit Agreement, the Revolving Lenders committed to provide a $1,000,000,000 unsecured revolving credit facility. The Revolving Credit Agreement replaces Parent’s $900,000,000 revolving loan credit facility dated as of February 2, 2015, which was scheduled to mature on February 2, 2022.

Borrowings under the Revolving Credit Agreement may be made by Parent, Aon US, AUKL, AGH, AGL or any other subsidiary designated as a borrower in U.S. dollars, pounds sterling or euros. Borrowings in U.S. dollars will bear interest, at the borrower’s option, at the eurocurrency rate or an alternate base rate, in each case, plus an applicable margin. Borrowings in euros will bear interest at the eurocurrency rate plus an applicable margin. Borrowings in pounds sterling will bear interest at SONIA plus an applicable margin. The interest rate for eurocurrency borrowings is equal to either (i) with respect to an advance in U.S. dollars, the applicable ICE benchmark administration limited LIBOR rate for deposits in dollars appearing on the applicable Bloomberg screen as of 11:00 a.m. (London time) two (2) business days prior to the first day of the applicable interest period; or (ii) with respect to advances in euros, the applicable EURIBO rate for the interest period relevant to such borrowing, in each case divided by one minus the reserve requirement, plus the applicable margin. The interest rate for SONIA borrowings is equal to (i) the Sterling Overnight Index Average published by the Bank of England (or successor SONIA administrator) on such administrator’s website (or such other commercially available source providing such quotations as may be designated by the administrative agent from time to time) on the fifth (5th) business day preceding the applicable date, plus 0.0326% per annum, plus (ii) the applicable margin. The interest rate for alternate base rate borrowings is equal to the highest of (i) the rate of interest publicly announced by Citibank as its base rate, (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the one month ICE benchmark administration limited LIBOR rate plus 1.0%, in each case, plus the applicable margin. The applicable margin is based on the public debt rating of Parent’s long-term senior unsecured debt and may change in connection with a change to Parent’s debt ratings. The applicable margin for alternate base rate advances is currently 1.5 basis points and the applicable margin for eurocurrency and SONIA advances is currently 101.5 basis points. A facility fee owed on the aggregate commitments under the Revolving Credit Agreement is also based on the public debt rating of Parent’s long-term senior unsecured debt and may change in connection with a change to Parent’s debt ratings. The facility fee is currently 11.0 basis points.

The Revolving Credit Agreement has a maturity date of September 28, 2026, subject to two optional one-year extensions, and contains covenants with respect to the ratio of consolidated adjusted EBITDA to consolidated interest expense (which may not be less than 4.0 to 1.0) and the ratio of consolidated funded debt to consolidated adjusted EBITDA (which may not be more than 3.25 to 1.00, subject to certain exceptions), as well as other customary covenants, undertakings and events of default.

Parent and its subsidiaries have other commercial relationships with the Revolving Lenders, lead arrangers and syndication agents or their affiliates. In addition, Parent and certain of its affiliates have performed, and may perform, various insurance brokerage and consulting services for the Revolving Lenders, lead arrangers and syndication agents or their affiliates.

The foregoing summary is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Also on September 28, 2021, Parent, Aon US, AGH, AGL, Citibank, in its capacity as administrative agent, and the other parties thereto entered into Amendment No. 2 to the Five Year Credit Agreement (the “Amendment”) with respect to the Five-Year Credit Agreement, dated October 19, 2017 (as amended by that certain Waiver and Amendment No. 1, dated as of April 1, 2020, and as further amended, supplemented or otherwise modified through the date hereof, including pursuant to the Amendment, the “2017 Revolving Credit Agreement”), among Parent, Aon US, AHG, AGL, Citibank, as administrative agent, and the other parties thereto.

The Amendment amends the 2017 Revolving Credit Agreement to, among other things, establish the Sterling Overnight Index Average as the applicable interest rate for loans denominated in pounds sterling, establish procedures for replacing benchmark interest rates, modify the applicable margins and facility fee to align with the applicable margins and facility fee in the Revolving Credit Agreement and make certain other conforming changes to align with the terms of the Revolving Credit Agreement.

Parent and its subsidiaries have other commercial relationships with the 2017 Revolving Credit Agreement lenders, lead arrangers and bookrunners, the syndication agent and their respective affiliates. In addition, Parent and certain of its affiliates have performed, and may perform, various insurance brokerage and consulting services for the 2017 Revolving Credit Agreement lenders, lead arrangers and bookrunners, the syndication agent and/or their respective affiliates.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Revolving Credit Agreement, effective September 28, 2021, Parent terminated its $900,000,000 revolving loan credit facility dated as of February 2, 2015, which agreement was described in Item 1.01 of Parent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2015, and which description is incorporated herein by reference (the “Prior Revolving Credit Agreement”). The Prior Revolving Credit Agreement was scheduled to mature on February 2, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the Revolving Credit Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits:

Exhibit Number	Description of Exhibit

10.1	Credit Agreement dated as of September 28, 2021, among Aon plc, Aon Corporation, Aon UK Limited, Aon Global Holdings plc and Aon Global Limited, Citibank, N.A., as administrative agent, and the lenders party thereto

10.2	Amendment No. 2 to the Five Year Credit Agreement, dated as of September 28, 2021, among Aon plc, Aon Corporation, Aon Global Holdings plc and Aon Global Limited, the lenders party thereto and Citibank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2021	AON PLC

	By:	/s/ Julie E. Cho
Julie E. Cho
Assistant Company Secretary